UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2014

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices)

(former name or former address, if changed since last report)

(949) 260-8070

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 22, 2014, PREMIER HOLDING CORPORATION, a Nevada corporation (“Premier”) completed its acquisition of 85% of the membership interests of Lexington Power & Light, LLC (“LP&L”) from its owners. As previously announced, on September 9, 2014, Premier entered a Membership Purchase Agreement (“Agreement”) to acquire 85% of the membership interests of LP&L from its owners. The application to the Federal Energy Regulatory Commission (FERC) for a change in control of LP&L was approved on Friday, September 26th, 2014.

Premier acquired 85% of LP&L for 7,500,000 shares of common stock and $500,000 in Promissory Notes, plus earn out payments based upon EBITDA milestones during the 12 months following the Closing Date of October 22, 2014. Premier has a contingent funding obligation of $1,000,000 of which $500,000 will be used as working capital for LP&L. Moreover, Premier has the option to acquire the remaining 15% of LP&L until December 31, 2018 for $20,000,000 payable ½ in cash and ½ in common stock. At Closing, the former owners of LP&L exercised their right to nominate one board member to Premier’s board of directors.

A true and correct copy of the Membership Purchase Agreement for Lexington Power & Light was attached as Exhibit 10.1 to the Form 8-K report of September 9, 2014 and is incorporated herein for all purposes.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Closing discussed in Item 2.01 above, Premier issued 7,500,000 shares of its common stock to two persons in exchange for 85% of the membership interests of Lexington Power & Light, LLC (“LP&L”). There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates. The persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the closing price of Premier’s common stock on the Closing Date of October 22, 2014, the 7,500,000 shares were valued at $750,000, being $.10 per share.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 22, 2014, in connection with Closing discussed in Item 2.01 above, the former owners of LP&L exercised their right to nominate one board member to Premier’s board of directors. Thereafter, Premier’s board of directors elected Larry Hutcher to fill one vacancy on its board of directors. Randall Letcavage, Woodrow W. Clark II, and Lane Harrison will continue as directors. The election of Mr. Hutcher to the board is subject to his written acceptance and inclusion as a covered person on the Company’s Directors and Officers Liability Insurance Policy.

Larry Hutcher, Esq. (age 63) is the Co-Managing Partner and the Chair of Davidoff Hutcher & Citron LLP’s Litigation group.  Mr. Hutcher has been with the firm since its inception in 1974. Mr. Hutcher has tried complex cases in both New York State and Federal courts, as well as arbitration proceedings throughout the United States. He has a broad range of experience in commercial law and litigation. Mr. Hutcher handles the negotiation and drafting of agreements of various types of transactions bringing the unique perspective of a litigator to the negotiating table. Mr. Hutcher has consistently been recognized as one of the top lawyers in the New York metropolitan area. In 2014, he was designated a “Super Lawyer” in the field of commercial litigation. Mr. Hutcher received his Bachelor’s Degree from the University of Albany in 1972 and his Juris Doctor from New York Law School in 1975.

In general, Premier’s directors do not receive compensation for attendance and participation at board meetings unless the particular board member has a written agreement that has been approved by the Board. At present, there is no agreement concerning compensation between Premier and Mr. Hutcher for his services as a director.

Item 9.01 Financial Statements and Exhibits

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

No.	Title
10.1	Membership Purchase Agreement for Lexington Power & Light*

* incorporated by reference from the Form 8-K Report of September 9, 2014 filed on September 15, 2014.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Randall Letcavage
Randall Letcavage
Principal Executive Officer
Date: October 27, 2014